UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39485	47-2452488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue

Suite 901

Boston, MA 02215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-320-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2023, Tango Therapeutics, Inc. (“Tango” or the “Company”) announced that Adam Crystal, M.D., Ph.D., 46 years old, was appointed as the Company’s President, Research & Development, effective as of February 27, 2023. Dr. Crystal joins Tango to lead the research and development organization, overseeing all phases of product development from discovery through clinical development.

Prior to joining Tango, Dr. Crystal served as Chief Medical Officer of C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company, from February 2019 to February 2023. From May 2014 to February 2019, Dr. Crystal was a Clinical Program Leader, Senior Director, at Novartis Institutes for BioMedical Research. Dr. Crystal has served as a medical oncologist at Massachusetts General Hospital where he studied resistance mechanisms to targeted therapies. Dr. Crystal trained at Massachusetts General Hospital in internal medicine and then completed fellowship training in medical oncology at the Massachusetts General Hospital Cancer Center and the Dana Farber Cancer Institute in 2013. Dr. Crystal holds an M.D. and a Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine.

In connection with his appointment as President, Research & Development, Dr. Crystal and the Company entered into an Employment Agreement effective as February 27, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Crystal is entitled to an annual base salary of $550,000 and a one-time sign-on bonus of $275,000, such sign-on bonus is subject to recovery by the Company in its entirety if Dr. Crystal voluntarily leaves Tango prior to February 27, 2024. Dr. Crystal is eligible to participate in an annual cash incentive program established by the Compensation Committee of the Board of Directors, with a target bonus amount equal to forty-five percent (45%) of his annual base salary. In addition, on March 1, 2023 (the “Grant Date”) Dr. Crystal will be granted an award of: (i) stock options to purchase 487,500 shares of the Company’s common stock, par value $0.001 (“Common Stock”), with an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Market on the Grant Date, such option to vest as to twenty-five percent (25%) of the stock options on February 27, 2024, and the balance of the shares subject to the stock option vesting in 36 equal monthly installments thereafter, and (ii) restricted stock units (“RSUs”) to acquire 81,250 shares of Common Stock, which shares will vest on the following 3-year schedule: (i) 27,084 shares on or about February 5, 2024, (ii) 27,083 shares on or about February 3, 2025 and (iii) 27,083 shares on or about February 2, 2026, in each case the vesting of the equity awards are subject to Dr. Crystal’s continued employment with the Company on each such vesting date. The foregoing equity awards to be granted to Dr. Crystal will be issued pursuant to the Tango Therapeutics, Inc. 2023 Inducement Plan.

Pursuant to the terms of Dr. Crystal’s employment, in the event that his employment is terminated by the Company without “cause” or Dr. Crystal resigns for “good reason”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive base salary continuation for twelve (12) months following termination and his unpaid cash bonus payments for the preceding year as well as a pro-rata bonus for the portion of the year through the date of termination, and (ii) subject to Dr. Crystal’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, the Company will cover the portion of the premium amount equal to the amount that it would have paid to provide health insurance to Dr. Crystal had he remained employed with the Company until the earliest of (A) twelve (12) months following termination, (B) Dr. Crystal’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Crystal’s COBRA health continuation period.

In the event that Dr. Crystal’s employment is terminated by the Company without cause or Dr. Crystal resigns for good reason on or within twelve (12) months following a “change in control”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) ) he will be entitled to receive base salary continuation for twelve (12) months following termination and his unpaid cash bonus payments for the preceding year as well as a pro-rata bonus for the portion of the year through the date of termination, (ii) subject to Dr. Crystal’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, the Company will cover the portion of the premium amount equal to the amount that it would have paid to provide health insurance to Dr. Crystal had he remained employed with us until the earliest of (A) twelve (12) months following termination, (B) Dr. Crystal’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Dr. Crystal’s COBRA health continuation period, and (iv) 100% of all stock options and other stock-based awards subject solely to time-based vesting held by Dr. Crystal shall be accelerated.

Dr. Crystal does not have any family relationships, as defined in Item 401 of Regulation S-K, with any of the Company’s directors or executive officers. Dr. Crystal is not party to any transactions of the type listed in Item 404(a) of Regulation S-K and has not entered into any agreements, arrangements or other understandings between Dr. Crystal and any other persons in connection with his appointment as President, Research & Development.

The Employment Agreement is in substantially the same form as the Company’s form of Employment Agreement for executive officers. The foregoing description of the Employment Agreement is qualified in its entirety by reference to such form of Executive Employment Agreement, a copy of which was filed as Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2021.

Item 7.01.	Regulation FD Disclosure.

On February 28, 2023, the Company issued a press release announcing the appointment of Dr. Crystal as President, Research & Development. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press release dated February 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2023

TANGO THERAPEUTICS, INC.

By:	/s/ Douglas Barry
Name:	Douglas Barry
Title:	General Counsel